11


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                              ACQUISITION AGREEMENT
                              ---------------------


            THIS ACQUISITION AGREEMENT wherein the participants are ALGORHYTHM TECHNOLOGIES, INC. ("ALGOR") and ADS ADVERTISING CORP. ("ADS").

                             W I T N E S S E T H:
            WHEREAS, ALGOR a) is a Nevada corporation in good standing which is currently a publicly traded SEC reporting company, traded on the OTC bulletin board under the symbol ALGOR, and b) ALGOR is a holding company which includes or will include in its holdings other corporate entities such as ADS, and c) has 9,603,556 shares presently issued and outstanding; and

            WHEREAS, ADS a) is a Florida corporation in good standing and utilizes a fictitious name "The Smith Agency" and is in the business of creating and providing advertising and marketing services to parties such as ALGOR, and
b) has 6,500 authorized shares, of which 6,500 shares have been issued; and

            WHEREAS, the Board of Directors of ALGOR and the Board of Directors of ADS deem it advisable that ALGOR acquire ADS as a wholly owned subsidiary of ALGOR with certain principals of ADS continuing on to head up operations for ADS for a period of time, subject to employment agreements and other conditions; and

            WHEREAS, ADS shall perform certain services for ALGOR; and

            WHEREAS, ALGOR has furnished or will furnish ADS with a copy of its 10-K submission for the year 1996 and copies of its 10-Q submission for the first quarter and the second quarter of 1997. These submissions, to the extent required, (i) are/shall be in accordance with the books and records of ALGOR;
(ii) do and shall fairly represent the financial condition of ALGOR as of those dates and the results of its operations as of and for the periods specified, all prepared in accordance with generally accepted accounting principles; and (iii) do and shall contain and reflect, in accordance with generally accepted accounting principles consistently applied, reserves for all liabilities, losses and costs in excess of expected receipts and all discounts and refunds for services and products already rendered or sold that are reasonably anticipated and based on events or circumstances in existence or likely to occur in the future with respect to any of the contracts or commitments of ALGOR. Specifically, but not by way of limitation, if customary, the submissions shall disclose, in accordance with generally accepted accounting principles, all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent or otherwise, and whether due or to become due) of ALGOR at the Balance Sheet Date, and shall include appropriate reserves for all taxes and other liabilities accrued or due at that date but not yet payable; and


            WHEREAS, ADS has furnished ALGOR with unaudited financial statements of ADS for the years 1994, 1995 and 1996 and for the first nine months of 1997 and the related statement of income for the first nine months of 1997. These financial statements (i) are and shall be in accordance with the books and records of ADS; (ii) do and shall fairly represent the financial condition of ADS as of those dates and the results of its operations as of and for the periods specified, all prepared in accordance with generally accepted accounting principles; (iii) do and shall contain and reflect, in accordance with generally accepted accounting principles consistently applied, reserves for all liabilities, losses and costs in excess of expected receipts and all discounts and refunds for services and products already rendered or sold that are reasonably anticipated and based on events or circumstances in existence or likely to occur in the future with respect to any of the contracts or commitments of ADS, and shall be warranted as true and correct by the hereinafter named principals of ADS. Specifically, but not by way of limitation, the Balance Sheet shall disclose, in accordance with generally accepted accounting principles, all of the debts, liabilities, and obligations of any nature (whether absolute, accrued, contingent or otherwise, and whether due or to become due) of ADS at the Balance Sheet Date, and shall include appropriate reserves for all taxes and other liabilities accrued or due at that date but not yet payable; and

            WHEREAS, all required federal, state and local tax returns of ALGOR and ADS have been accurately prepared and duly and timely filed, and all federal, state and local taxes required to be paid with respect to the periods covered by the returns have been paid including, but not limited to, income, employment, property, franchise and sales tax. ALGOR and ADS have not been delinquent in the payment of any tax or assessment; and

            WHEREAS, all named parties represent unto the other that they have authority to enter in to this Agreement; and

            WHEREAS, neither corporate entity is a party to any pending or threatened litigation and/or legal action, other than claims by the Ft.
Lauderdale Police Department and a party named Paul Parshall for $25,000.00 against ALGOR, which claims are not in litigation; and

            WHEREAS, neither party has consulted with a broker or a finder in arranging the instant transaction.

            NOW,  THEREFORE,  based upon the statements made hereinabove and the
covenants  and  conditions  set  forth   hereinbelow,   the  parties  agree  and
acknowledge as follows:

            1.    All of the above statements are true and correct.

            2. The parties shall cause the following to simultaneously with the execution of this Agreement:

                  (a) All of the stockholders of ADS shall surrender their shares to the Secretary of ADS, resulting in there being______ shares in the treasury of ADS.

                  (b) ALGOR shall demonstrate that it has 2,300,000 shares of restricted common stock available for issuance to ADS and/or as directed by ADS, which shares shall be restricted.

                  (c) ALGOR shall acquire all of the ADS authorized shares in exchange for such 2,300,000 shares of ALGOR stock to be vested as of execution hereof, and ALGOR shall own 100% of the stock of ADS.

                  (d) ALGOR will cause ADS, as a wholly owned subsidiary of ALGOR, to issue an employment agreement for ANDY SMITH ("SMITH") for five years at a base rate of $100,000.00 annually, with yearly increases of 10% to start one year from the initial date of employment, with such agreement to also provide an acceptable compensation package; such employment agreement shall be otherwise in form as approved by SMITH and the other directors. Additionally, ALGOR will also issue a total of 200,000 options (on a one time basis) of common S-8 stock, at par value, to SMITH, within 5 working days from the date of execution of this Agreement; these options will be for a period of two years. Additionally, SMITH is to continue to receive a company car comparable to the 1998 Volvo presently leased, telephone and health insurance. Further, SMITH shall be President of ADS and shall serve as a President and as a Director on the Board of ALGOR.

                  (e) ALGOR will cause ADS, as a wholly owned subsidiary of ALGOR, to enter in to an employment agreement with its principal, CHARLIE ROBB ("ROBB"), for three years at a base rate of $60,000.00 annually, with yearly increases of 10% to start in the year 1999, with such agreement to also provide an acceptable stock incentive options package; such employment agreement shall be otherwise in form as approved by the attorney for ALGOR.

                  (f) ADS shall rebate to ALGOR fifty percent of any media commissions as paid by the media in connection with advertising placed for ALGOR and any of its subsidiaries and Telephonetics International, Inc. and any of its subsidiaries.

            3. The parties recognize that all of the statements made herein by each party are made as material inducements to the other party to execute this Agreement and perform obligations under this Agreement.

            4. Pending consummation of all of the obligations under this Agreement, ALGOR and ADS will carry on their business in substantially the same manner as before and each will use its best efforts to maintain its business organization intact, to retain its present employees, and to maintain its relationships with suppliers and other business contacts. Except with the prior consent in writing of ALGOR, pending consummation of the obligations under this Agreement, ADS shall not:

                  (a) Declare, pay any dividend or make any other distribution on its shares.

                  (b)   Create or issue any indebtedness for borrowed money.

                  (c) Enter into any transaction other than those involved in carrying on its ordinary course of business.

            5. Except as may be expressly waived in writing by ADS, all of the obligations of ADS under this Agreement are subject to the satisfaction, prior to or on the closing/completion of obligations, of each of the following conditions by ALGOR:

                  (a) The representations and warranties made by ALGOR to ADS herein and in any document delivered pursuant to this Agreement shall be deemed to have been made again at the time of the exchange and shall then be true and correct in all material respects. If ALGOR shall have discovered any material error, misstatement or omission in those representations and warranties on or before closing, it shall report that discovery immediately to ADS and shall either correct the error, misstatement, or omission or obtain a written waiver from ADS. The parties agree to resolve any disputes regarding material error, misstatement or omission through arbitration following the Rules of the American Arbitration Association. The results of such arbitration shall be binding upon the parties.

                  (b)   ALGOR  shall  have   performed  and  complied  with  all
agreements and conditions required by this Agreement to be performed and complied with by it prior to or at closing.

                  (c) No action or proceeding by any governmental body or agency shall have been threatened, asserted, or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

                  (d) All corporate and other proceedings and action taken in connection with the transactions contemplated by this Agreement and all certificates, opinions, agreements, instruments, and documents shall be satisfactory in form and substance to counsel for ADS.

            6. Except as may be expressly waived in writing by ALGOR, all of the obligations of ALGOR under this Agreement are subject to the satisfaction, prior to or on the closing/completion of obligations, of each of the following conditions by ADS:

                  (a) The representations and warranties made by ADS to ALGOR herein and in any document delivered pursuant to this Agreement shall be deemed to have been made again at the time of the exchange and shall then be true and correct in all material respects. If ADS shall have discovered any material error, misstatement or omission in those representations and warranties on or before closing, it shall report that discovery immediately to ALGOR and shall either correct the error, misstatement, or omission or obtain a written waiver from ALGOR.

                  (b)   ADS  shall  have   performed   and  complied   with  all
agreements and conditions required by this Agreement to be performed and complied with by it prior to or at closing.

                  (c) No action or proceeding by any governmental body or agency shall have been threatened, asserted, or instituted to restrain or prohibit the carrying out of the transactions contemplated by this Agreement.

                  (d) All corporate and other proceedings and action taken in connection with the transactions contemplated by this Agreement and all certificates, opinions, agreements, instruments, and documents shall be satisfactory in form and substance to counsel for ALGOR.

                  (e) ALGOR shall have received (and approved for its purposes in completing the proposed acquisition) that certain documentation previously requested from ADS.

            Notwithstanding anything stated to the contrary herein, the parties understand and acknowledge that a line of credit and long-term debt for ADS exists at the time of this acquisition. It is the understanding and agreement of ADS and ALGOR that the parties shall terminate and close ADS's lines of credit no later than sixty (60) days after the closing of this transaction. After the date of this transaction, all of the net profits and dividends of ADS shall be applied first to the payment of the credit line and other long-term debt until paid in full. Further, subject to ADS generating sufficient profits to retire this debt, ALGOR and its representatives shall indemnify SMITH and be responsible to and for all claims related to the credit line account and other long term debt after the date of this Agreement.

            7. The ALGOR stock issued to ADS or as directed by ADS shall be restricted.

            8. The Bylaws of ALGOR, as existing on this date, shall continue in full force as the Bylaws of ALGOR until altered amended or repealed, as provided in the Bylaws or as provided by law. Appropriate corporate documentation in the form of minutes, resolutions, et al, shall be executed memorializing and authorizing the actions provided for herein.

            9. All statements contained in any memorandum, certificate, letter, document, or other instrument delivered by or on behalf of ADS, ALGOR, or the stockholders identified in this Agreement shall be deemed representations and warranties made by the respective parties to each other under this Agreement. The covenants, representations, and warranties of the parties and the stockholders shall survive for a period of three years after the Effective Date. No inspection, examination or audit made on behalf of the parties or the stockholders shall act as a waiver of any representation or warranty made under this Agreement.

            10. ADS and ALGOR shall mutually indemnify and hold each other harmless against and in respect of all damages. Damages, as used in this paragraph, shall include any claim, action, demand, loss, cost, expense, liability, penalty and other damage, including without limitation, counsel fees and other costs and expenses incurred in investigating, in attempting to avoid damages or to oppose the imposition of damages, or in enforcing this indemnity, resulting to ALGOR or ADS, as the case may be, from (i) any inaccurate representation made by or on behalf of the other or its stockholder(s) in or pursuant to this Agreement; (ii) breach of any of the warranties made by or on behalf of the other or the stockholder(s), in or pursuant to this Agreement;
(iii) breach or default in the performance by the other of any of the obligations to be performed by it under this Agreement; or (iv) breach or default in the performance by the stockholder(s) of any of the obligations to be performed by them under any agreement delivered to them by the other pursuant to this Agreement. The defaulting entity shall reimburse the non-defaulting entity on demand for any payment made or for any loss suffered by the non-defaulting entity at any time after execution hereof, based on the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect of any damages specified by the foregoing indemnity. The defaulting entity shall satisfy its obligations to the other by the payment of cash on demand. The defaulting entity shall have the opportunity to defend any claim, action, or demand asserted against the other for which the other claims indemnity provided that (i) the defense is conducted by reputable counsel approved by the non-defaulting entity, which approval shall not be unreasonably withheld; (ii) the defense is expressly assumed in writing within ten days after written notice of the claim, action or demand is given to the stockholder(s); and (iii) counsel for the non-defaulting entity may participate at all times and in all proceedings (formal and informal) relating to the defense, compromise, and settlement of the claim, action, or demand, at the expense of the other. By their signatures hereinbelow, SMITH guarantees the obligations of ADS set forth in this paragraph 10.

            11. This Agreement may be terminated and the actions contemplated herein abandoned at any time within 7 days prior to the closing of this transaction based upon the following:

                  (a) By mutual consent of the Board of Directors of both corporate entities.

                  (b) At the election of the Board of Directors of either corporate entity if:

                        (1) Any material litigation or proceeding shall be instituted or threatened against the other corporate entity or any of its assets, that, in the correct opinion of such Board of Directors, renders the instant transaction inadvisable or undesirable.

                        (2) Any legislation shall be enacted that materially renders the proposed transaction inadvisable or undesirable.

                        (3) Between the date of this Agreement and the completion of obligations provided for herein there shall have been, in the opinion of the Board of Directors of either corporation, any materially adverse change in the business or condition, financial or otherwise, of the other corporate entity.

                        (4) Counsel for either corporation shall have determined, prior to the completion of obligations herein, that (a) the exchange of stock provided for herein shall result in the requirement of one or more of the parties to this transaction to pay United States federal income tax as a result of ordinary or capital gain, or (b) the proposed transaction is in violation of federal, state and local law.

                  (c) At the election of the Board of Directors of ALGOR if without the prior consent in writing of ALGOR, ADS shall have:

                        (1) Declared or paid a cash dividend on its common stock or declared or paid any other dividend or made any other distribution on its shares.

                        (2) Created or issued any indebtedness for borrowed money.

                        (3) Entered into any transaction other than those involved in carrying on its business in the usual manner. On or before , ALGOR shall perform all due diligence, and ADS shall perform all obligations referred to herein and required by each of them prior to closing. Within 7 days of the date of closing, ALGOR shall advise ADS in writing at the address set forth herein of its intention to terminate this Agreement. In the event ALGOR does not terminate this Agreement on the date of closing, the stock which is the subject of this transaction shall vest and the matter shall be closed. However, the representations and warranties made herein shall survive as indicated herein.

            The cost of all due diligence, investigations including audits, etc., as ordered by ALGOR, shall be borne exclusively by ALGOR.










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



            12. Any notice or other communication required or permitted under this Agreement shall be properly given when deposited with the United States Postal Service for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, charges prepaid, addressed as follows:

                  (a) In the case of ADS, to: Andy Smith, President, ADS Advertising Corp., 5310 N.W. 33rd Avenue, Suite 212, Fort Lauderdale, FL 33309, or to such other person or address as ADS may from time to time request in writing.

                  (b)   In  the  case  of  ALGOR,   to:  DAVID  BAWARSKY,   CEO,
Algorhythm Technologies, 4330 N.W. 207th Drive, Carol City, FL 33055, or to such other person or address as ALGOR may from time to time request in writing.

            13. Marks and Truppman, P.A./Jeffrey N. Marks, Esq. (collectively "Marks") acts as local counsel for ALGOR and has prepared this Agreement in accordance with instructions received from BAWARSKY individually and on the part of ALGOR and SMITH individually and on the part of ADS, and, therefore, for the purposes of resolving any ambiguities, if any, both ALGOR and ADS, as well as their principals, BAWARSKY and SMITH, respectively, shall be deemed to have participated in the preparation of all terms and conditions in this Agreement. Further, ADS and SMITH are not relying on Marks as their counsel, as they have and will continue to consult with other counsel. The foregoing provisos shall also apply to any and all agreements, documentation, consents, minutes, etc. contemplated by and/or referred to in this Agreement.

            14. In the event of litigation arising out of a breach of any of the terms and/or conditions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and court costs, at all trial and appellate levels, from the nonprevailing party.

            15. This Agreement and the exhibits to this Agreement contain the entire agreement between the parties with respect to the contemplated transaction. This Agreement may be executed in any number of counterparts, all of which taken together shall be deemed one original.














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            16.   The validity, interpretation and performance of this Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Florida, and exclusive venue shall be in Broward County, Florida.

            IN WITNESS WHEREOF, this Agreement was executed on the dates set forth after signatures hereinbelow.


ALGORHYTHM TECHNOLOGIES, INC.              ADS ADVERTISING CORP. d/b/a THE
                                           SMITH AGENCY


By s/David Bawarsky                        By s/Andy Smith
  -------------------------                  -------------------------
  DAVID BAWARSKY, President                  ANDY SMITH, President


Dated: 10/30/97                            Dated: 10/30/97
      ----------                                 ----------































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